Exhibit 5.1

[Letterhead of Heller Ehrman White & McAuliffe LLP]

February 10, 2005

Mercer International, Inc.
14900 Interurban Avenue South, Suite 282
Seattle, Washington 98168

Re:    Mercer International, Inc. — Public Offering of Shares of Beneficial Interest

Ladies and Gentlemen:

        We have acted as counsel to Mercer International Inc., a Massachusetts trust formed under the laws of the State of Washington (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act") of a Registration Statement on Form S-3, File No. 333-121172, on December 10, 2004 and as declared effective on December 23, 2004 (the "Registration Statement"), and the prospectus dated December 23, 2004, as supplemented by the prospectus supplement dated February 8, 2004 (the final prospectus, in the form filed with the Commission pursuant to Rule 424(b)(5) of the rules and regulations under the Securities Act, the "Prospectus") relating to the offering by the Company of 10,830,625 shares of beneficial interest of the Company (the "Securities").

I.

        We have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. We have based our opinion upon our review of the following records, documents, instruments and certificates and such additional certificates relating to factual matters as we have deemed necessary or appropriate for our opinion:

  (a)
  The Registration Statement and the Prospectus;

  (b)
  The Restated Declaration of Trust of the Company, dated June 11, 1990, as amended on December 12, 1991, July 8, 1993, August 17, 1993 and September 3, 1993, certified by the Washington Secretary of State as of February 4, 2005, and certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

  (c)
  A Certificate of Existence/Authorization relating to the Company issued by the Washington Secretary of State, dated February 4, 2005;

  (d)
  The Trustees' Regulations of the Company (the "Trustees' Regulations") dated October 24, 1973, certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

  (e)
  Records certified to us by an officer of the Company as constituting all records of proceedings and actions of the board of trustees of the Company relating to the issuance of the Securities by the Company; and

  (f)
  A certificate of an officer of the Company as to certain factual matters.

II.

        This opinion is limited to the federal laws of the United States of America, and the laws of the State of Washington, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental body or as to any related judicial or administrative opinion.

III.

        Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and subject to the limitations and qualifications expressed herein, it is our opinion that the Securities have been duly authorized and, after the receipt of payment therefor, as contemplated by the Prospectus, will constitute valid issued, fully paid and nonassessable.

IV.

        This opinion is rendered to you in connection with the filing of the Registration Statement and is solely for your benefit and the benefit of the purchasers of the Securities. We consent to the filing of this letter as an exhibit to the Registration Statement and to reference to our firm in the Registration Statement. This opinion may not be relied upon by any other person, firm, corporation or other entity without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we become aware, after the date of this opinion.

Very truly yours,
/S/ HELLER EHRMAN WHITE & MCAULIFFE LLP